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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 20, 1996, with respect to the consolidated financial statements of Hilliard-Lyons, Inc. for the years ended November 30, 1996 and 1995, included in the Registration Statement on Form S-4 and related Prospectus of PNC Bank Corp. for the registration of 4,000,000 shares of PNC common stock in connection with the Agreement and Plan of Merger, dated August 20, 1998, between PNC Bank Corp. and Hilliard-Lyons, Inc. ("Registration Statement").

         Additionally, we were previously principal accountants for Hilliard-Lyons, Inc. and, under the date of December 20, 1996, we reported on the consolidated financial statements of Hilliard-Lyons, Inc. and subsidiaries for the years ended November 30, 1996 and 1995. We have read the statements with respect to the change in accountants included under the caption "Experts" in the Registration Statement, and we agree with such statements.

                                                 /s/ ERNST & YOUNG LLP

Louisville, Kentucky
September 23, 1998